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                                                                  EXHIBIT 23.3

                           [ERNST & YOUNG LETTERHEAD]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the consolidated financial statements of Ninotsminda Oil Company (formerly "JKX (Ninotsminda) Limited) included in the Registration Statements (Form S-1 and related prospectus of CanArgo Energy Corporation.

Ernst & Young

/s/ ERNST & YOUNG
-----------------------
Ernst & Young
Chartered Accountants

Limassol, Cyprus
13th May, 1999